EXHIBIT 99.1

HOST HOTELS & RESORTS, INC. AND SUBSIDIARIES

GROUND LEASE SUMMARY

		As of December 31, 2018
	Hotel	No. of rooms	Minimum rent	Current expiration	Expiration after all potential options (1)
1	Atlanta Marriott Midtown Suites	254	743,092	1/3/2025	1/3/2105
2	Boston Marriott Copley Place	1,144	N/A (2)	12/13/2077	12/13/2077
3	Coronado Island Marriott Resort & Spa	300	1,378,850	10/31/2062	10/31/2078
4	Denver Marriott West	305	160,000	12/28/2028	12/28/2058
5	Houston Airport Marriott at George Bush Intercontinental	573	1,560,000	10/31/2053	10/31/2053
6	Houston Marriott Medical Center	395	160,000	12/28/2019	12/28/2059
7	Manchester Grand Hyatt San Diego	1,628	6,600,000	5/31/2067	5/31/2067
8	Marina del Rey Marriott	370	1,777,140	3/31/2043	3/31/2043
9	Marriott Marquis San Diego Marina	1,360	8,703,891	11/30/2061	11/30/2061
10	Newark Liberty International Airport Marriott	591	2,476,119	12/31/2055	12/31/2055
11	Philadelphia Airport Marriott	419	1,206,786	6/29/2045	6/29/2045
12	San Antonio Marriott Rivercenter	1,001	700,000	12/31/2033	12/31/2063
13	San Francisco Marriott Marquis	1,500	1,500,000	8/25/2046	8/25/2076
14	San Ramon Marriott	368	482,144	5/29/2034	5/29/2064
15	Santa Clara Marriott	759	90,932	11/30/2028	11/30/2058
16	Sheraton San Diego Hotel & Marina	1,053	2,195,987	10/31/2078	10/31/2078
17	Tampa Airport Marriott	298	1,497,946	12/31/2033	12/31/2033
18	The Ritz-Carlton, Marina del Rey	304	1,453,104	7/29/2067	7/29/2067
19	The Ritz-Carlton, Tysons Corner	398	992,722	6/30/2112	6/30/2112
20	The Westin Cincinnati	456	100,000	6/30/2045	6/30/2075 (3)
21	The Westin Los Angeles Airport	747	1,225,050	1/31/2054	1/31/2074 (4)
22	The Westin South Coast Plaza, Costa Mesa	390	178,160	9/30/2025	9/30/2025
23	Toronto Marriott Downtown Eaton Centre Hotel	461	396,863	9/20/2082	9/20/2082
24	W Hollywood	305	366,579	3/28/2106	3/28/2106
25	Washington Dulles Airport Marriott	368	930,015	9/30/2027	9/30/2027

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(1)	Exercise of Host’s option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.
(2)	All rental payments have been previously paid and no further rental payments are required for the remainder of the lease term.
(3)	No renewal term in the event the Lessor determines to discontinue use of building as a hotel.
(4)	A condition of renewal is that the hotel’s occupancy compares favorably to similar hotels for the preceding three years.